UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2013

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events

On August 12, 2013 Doral Financial Corporation (the “Company”) filed a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission (the “Commission”) providing notice that it was not able to timely file with the Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 because of a delay in the preparation of its unaudited consolidated financial statements for such quarter.

As disclosed by the Company in the Form 12b-25, during the final closing procedures relating to the quarterly financial statements, the Company became aware that the recording of past due interest associated with a number of loan modifications was incorrect. As was also disclosed by the Company in the Form 12b-25, it was the Company’s intention, and the Company used its best efforts, to file the Form 10-Q within five (5) calendar days of its prescribed due date. Notwithstanding such intention and the best efforts undertaken by the Company, the Company was not able to complete the preparation of its unaudited financial statements in order to file the Form 10-Q within the five-calendar day period of its prescribed due date, which period ended on August 14, 2013.

The Company completed the preparation of its unaudited financial statements for the quarter ended June 30, 2013 and is filing the Quarterly Report on Form 10-Q with the Commission on August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: August 15, 2013	By:	/s/ Penko Ivanov
	Name:	Penko Ivanov
	Title:	Interim Chief Financial Officer